Exhibit 3.2

BY-LAWS

OF

HOT TOPIC, INC.

ARTICLE I - OFFICES

Section 1. PRINCIPAL OFFICE. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside the State of California, and the corporation has one or more business offices in the State of California, the board of directors shall likewise fix and designate a principal business office in the State of California.

Section 2. OTHER OFFICES. The corporation may also establish offices at such other places, both within and outside the State of California, as the business of the corporation may require.

ARTICLE II - MEETINGS OF SHAREHOLDERS

Section 1. ANNUAL MEETING. Meetings of shareholders shall be held each year for the election of directors at such date, time and place, within or outside the State of California, as shall be designated by the board of directors. In the absence of any such designation, shareholders meetings shall be held at the principal executive office of the corporation. If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the corporation or by electronic video screen communication:

(a) participate in a meeting of shareholders; and

(b) be deemed present in person or by proxy, and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by electronic transmission by and to the corporation or by electronic video screen communication.

Section 2. SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time by the board of directors, the chairman of the board, the president, or one or more shareholders holding in the aggregate shares entitled to cast not less than ten percent (10%) of the votes at any such meeting.

If a special meeting is called by anyone other than the board of directors, the request shall be in writing to the corporation addressed to the attention of the chairperson of the board, president, vice president or secretary, specifying the time of the meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving such request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

Section 4. NOTICE OF MEETINGS. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not fewer than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting, the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, the board of directors intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California General Corporation Law (the “Code”), (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (iii) a conversion of the Corporation to another business entity pursuant to Section 1152 of the Code; (iv) a reorganization of the corporation, pursuant to Section 1201 of the Code, (v) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (vi) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of such proposal.

Section 5. MANNER OF GIVING NOTICE. Notice of any meeting of shareholders shall be given personally, by electronic transmission by the corporation, or by first-class mail, charges prepaid, addressed to the shareholder at the shareholder’s address appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic, or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given when delivered personally, sent by electronic transmission by the corporation, deposited in the mail, or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States

Postal Service (the “Service”) marked to indicate that the Service is unable to deliver the notice to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand at the principal executive office of the corporation for a period of one year from the date of the giving of such notice or report to all other shareholders.

An affidavit of mailing, electronic transmission by the corporation, or other means of giving any notice of any shareholders meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation, and shall be filed and maintained in the minute book of the corporation.

Section 6. QUORUM. Unless otherwise provided in the articles of incorporation, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7. ADJOURNMENT. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof (or the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which the shareholders may participate) are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Except when the giving of such notice is not required pursuant to the immediately preceding sentence, notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

Section 8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 12 of this Article II, subject to the provisions of Sections 702 through 704 of the Code (relating to voting shares held by a fiduciary, in the name of a corporation or in the names of two or more persons). The vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by a shareholder at the meeting and before the voting begins. Any shareholder entitled to vote on any matter (other than elections of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or the articles of incorporation.

Section 9. CUMULATIVE VOTING. At a shareholders’ meeting involving the election of directors, no shareholder shall be entitled to cumulate votes on behalf of any candidate for director (i.e., each shareholder shall be entitled to cast for any one or more candidates no greater number of votes than the number of shares held by such shareholder) unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected; votes against the director and votes withheld shall have no legal effect.

Section 10. WAIVER OF NOTICE; CONSENT. The transactions of any meeting of shareholders, annual or special, however called and noticed, and wherever held, shall be as valid as though they had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of such meeting if such objection is expressly made at the meeting.

Section 11. ACTION WITHOUT MEETING. Unless otherwise provided in the articles of incorporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed individually or collectively by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of election of directors, such consent shall be effective only if signed individually or collectively by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors not filled by the directors, by the individual or collective written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors, unless such vacancy was created by the removal of a director, in which case the shareholder action by individual or collective written consent must be unanimous. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holder, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Unless the consents of all shareholders entitled to vote have been solicited in writing, the secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner specified in Section 5 of this Article II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (iii) a conversion of the Corporation to another business entity pursuant to Section 1152 of the Code; (iv) a reorganization of the corporation, pursuant to Section 1201 of the Code, (v) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (vi) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of such proposal, such notice shall be given at least ten (10) days before the consummation of the action authorized by any such approval.

Section 12. RECORD DATE. For purposes of determining the shareholders entitled to receive notice of and vote at any meeting or entitled to give written consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days before any other action.

If the board of directors does not so fix a record date:

(a) The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which the notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

(c) The record date for determining shareholders for any other purpose will be as set forth in Section 1 of Article VIII of these bylaws.

A determination of shareholders of record entitled to receive notice of and vote at any meeting will apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting. However, the board will fix a new record date if the adjournment is to a date more than forty-five (45) days after the date set for the original meeting.

Only shareholders of record at the close of business on the record date are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Code.

Section 13. PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy presented to the meeting executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 705(e) and (f) of the Code.

Section 14. INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint any persons (other than nominees for office) to act as inspectors of election at the meeting or any adjournments thereof. If inspectors of election are not so appointed, the chairman of the meeting may, and on the request of any shareholder or shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder’s proxy shall, appoint a person to replace the one who so failed or refused. If there are three (3) inspectors of election, the decision, act or certificate of a majority of them is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III - DIRECTORS

Section 1. POWERS. Subject to the provisions of the Code and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Section 2. NUMBER. Unless otherwise permitted by Section 212 of the Code, the authorized number of directors shall be not less than three (3) and not more than five (5) as may be determined from time to time by the board of directors, until changed by an amendment to the articles of incorporation or, if permitted by Section 212 of the Code, by an amendment to this bylaw, duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than three (3) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

Section 3. ELECTION AND TERM OF OFFICE. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4. REMOVAL. Any or all of the directors may be removed by order of court pursuant to Section 304 of the Code, or by the shareholders pursuant to the provisions of Section 303 of the Code.

Section 5. VACANCIES. Unless otherwise provided in the articles of incorporation, vacancies in the board of directors may be filled by a majority of the remaining directors, or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice complying with Section 307 of the Code or (3) a sole remaining director, except that a vacancy created by the removal of a director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the board of directors shall mean any authorized position of director which is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the board or the shareholders) or otherwise.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal, which requires the unanimous consent of all shares entitled to vote for the election of directors, requires the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

Section 6. PLACE OF MEETINGS AND MEETINGS BY USE OF SPECIFIED ELECTRONIC COMMUNICATION EQUIPMENT. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated by resolution of the board or in the case of regular meetings, held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Members of the board may participate in a meeting through use of conference telephone, electronic video screen communication, or electronic transmission by and to the corporation. Participation in a meeting though use of a conference telephone or electronic video screen communication shall constitute presence in person at the meeting so long as all directors participating in the meeting can hear one another. Participation in a meeting through electronic transmission by and to the corporation (other than conference telephone and electronic video screen communication) shall constitute presence in person at the meeting so long as (i) all directors participating in the meeting can communicate with all of the other directors concurrently, and (ii) each director is provided the means of participating in all matters before the board.

Section 7. REGULAR MEETINGS. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Notice of regular meetings shall not be required.

Section 8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered to each director personally or sent by first-class mail or by telephone, including a voice messaging system or electronic transmission by the corporation, charges prepaid, addressed to each director at his or her address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, it shall be delivered personally or by telephone at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify either the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the corporation.

Section 9. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Code (approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (appointment of committees), and Section 317(e) of the Code (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 10. WAIVER OF NOTICE; CONSENT. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to that director.

Section 11. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

Section 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. The written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 13. FEES AND COMPENSATION. Directors may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such service.

ARTICLE IV - COMMITTEES

Section 1. COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, may have all the authority of the board, except with respect to:

(a) the approval of any action which, under the Code, also requires shareholders’ approval or approval of the outstanding shares;

(b) the filling of vacancies on the board of directors or in any committee;

(c) the fixing of compensation of the directors for serving on the board or on any committee;

(d) the amendment or repeal of bylaws or the adoption of new bylaws;

(e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(g) the appointment of any other committees of the board of directors or the members thereof.

Section 2. MEETINGS AND ACTION. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 6 (place of meetings and meetings by use of specified electronic communication equipment), 7 (regular meetings), 8 (special meetings), 9 (quorum), 10 (waiver of notice; consent), 11 (adjournment) and 12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolution of the board of directors as well as the committee; special meetings of committees may be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V - OFFICERS

Section 1. OFFICERS. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more treasurers, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

Section 3. OTHER OFFICERS. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION. Subject to the rights, if any, of any officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

Section 8. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws and the president or the chairman of the board.

Section 9. SECRETARY. The secretary shall keep, or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors and shareholders in written form or in another form capable of being converted into clearly legible paper form as described in Section 3 of Article VII of these bylaws. This book of minutes shall contain: the time and place of each meeting; the type of meeting whether regular or special, and, if special, how authorized; the notice thereof given; the names of those present at directors meetings; the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, a share register, or a duplicate share register, giving the names and addresses of all shareholders and the number and class of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he or she shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

Section 10. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit, or cause to be deposited, all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He or she shall disburse, or cause to be disbursed, the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all financial transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

AND OTHER AGENTS

Section 1. INDEMNIFICATION. The corporation may, to the maximum extent permitted by the Code, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. For purposes of this Article VI, an “agent” of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Section 2. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this corporation prior to the final disposition of such proceeding upon receipt of any undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

Section 3. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons, other than directors or officers of this corporation or any subsidiary hereof, may be entitled by contract or otherwise.

Section 4. INSURANCE. Upon and in the event of a determination by the board of directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not this corporation would have the power to indemnify the agent against such liability.

ARTICLE VII - RECORDS AND REPORTS

Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) days prior written demand upon the corporation, or (ii) obtain from the transfer agent of the corporation, upon written demand and upon the tender of the transfer agent’s usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available to that shareholder on or before the later of five (5) days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making such demand.

Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in the State of California, the Secretary shall, upon the written request of any shareholder, furnish to such shareholder a copy of the bylaws as amended to date.

Section 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The books and records of account and minutes of proceedings of the shareholders, board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors or, in the absence of such designation, at the principal executive office of the corporation. The minutes and other books and records shall be kept either in written form or in another form capable of being converted into clearly legible paper form. Such minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary of the corporation.

Section 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each subsidiary corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 5. ANNUAL REPORTS. The annual report to shareholders referred to in Section 1501 of the Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they deem appropriate

Section 6. FINANCIAL STATEMENTS. If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period, the chief financial officer shall cause such statement or statements to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within thirty (30) days after the receipt of such request. If the corporation has not sent to the shareholders an annual report for the last fiscal year, this report shall likewise be delivered or mailed to such shareholder or shareholders within thirty (30) days after such request.

A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding examination of any such statement or a copy shall be mailed to any such shareholder.

The corporation also shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of such period.

The income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

Section 7. ANNUAL STATEMENT OF GENERAL INFORMATION. The corporation shall, annually in a timely manner, file with the Secretary of State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent Directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary and Chief Financial Officer, the street address of its principal executive office or principal business office in this state, the general type of business constituting the principal business activity of the corporation, and such other information as may be required by law, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Code Section 1502.

ARTICLE VIII - GENERAL MATTERS

Section 1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of any meeting and giving written consent of the shareholders without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of the dividend payment, distribution, allotment or other action. If a record date is so fixed, only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the other rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the articles or by the Code.

If the board of directors does not so fix a record date in advance, the record date will be at the close of business on the later of (1) the day on which the board of directors adopts the applicable resolution or (2) the sixtieth (60th) day before the date of the dividend payment, distribution, allotment of rights, or other action.

Section 2. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 4. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder; provided, however, that in the event one person occupies any two officer positions then the signature of two different persons occupying any of the above-mentioned offices shall be required. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 5. LOST CERTIFICATES. Except as provided in this Section, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and canceled. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of a replacement certificate.

Section 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by a proxy duly executed by said officer.

Section 7. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. All references in these bylaws to the Code or to sections of the Code shall be deemed to be such Law or sections as they may be amended and in effect and, if renumbered, to such renumbered provisions at the time of any action taken under these bylaws.

ARTICLE IX - AMENDMENTS

Section 1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders to adopt, amend or repeal bylaws as provided in Section l of this Article IX, bylaws, other than a bylaw amendment changing the authorized number of directors, may be adopted, amended or repealed by the board of directors.

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